EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                     FISCAL YEAR ENDED
                                   26 WEEKS ENDED   -----------------------------------------------------------------------------
(dollars in thousands)              JAN. 1, 2005    JULY 3, 2004 (1)  JUNE 28, 2003    JUNE 29, 2002  JUNE 30, 2001  JULY 1, 2000
                                    ------------    ----------------  -------------    -------------  -------------  ------------

Earnings before income taxes        $    742,602      $ 1,475,144     $ 1,260,387      $ 1,100,870    $   966,655    $ 737,608
Add:  Fixed charges                       41,523           83,454          83,330           71,132         78,959       74,877
Subtract:  Capitalized interest            2,826            7,495           5,244            3,746          2,995          964
                                    ------------    ----------------  -------------    -------------  -------------  ------------
Total                               $    781,299      $ 1,551,103     $ 1,338,473      $ 1,168,256    $ 1,042,619    $ 811,521
                                    ============    ================  =============    =============  =============  ============

Fixed Charges:
   Interest expense                 $     35,465      $    69,880     $    72,234      $    62,897    $    71,776    $  70,832
   Capitalized interest                    2,826            7,495           5,244            3,746          2,995          964
   Rent expense interest factor            3,232            6,079           5,852            4,489          4,188        3,081
                                    ------------    ----------------  -------------    -------------  -------------  ------------
Total                               $     41,523      $    83,454     $    83,330      $    71,132    $    78,959    $  74,877
                                    ============    ================  =============    =============  =============  ============

Ratio of earnings to fixed charges          18.8             18.6            16.1             16.4           13.2         10.8

(1) The fiscal year ended July 3, 2004 was a 53-week year.